UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2010

GROEN BROTHERS AVIATION, INC.
(Exact name of registrant as specified in its charter)

Utah	0-18958	87-0489865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 West California Avenue
Salt Lake City, Utah 84104
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 973-0177

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

As previously reported, during 2009 Groen Brothers Aviation, Inc. (the “Registrant”) held meetings with entities within China in relation to the use of the SparrowHawk and its technology in China, and in May 2009, entered into a non-binding Memorandum of Understanding with a Chinese Company, with the objective of setting up a joint venture (“JV”) in China to produce fully-assembled Light Gyroplanes, based upon the SparrowHawk design.  Subsequent negotiations related to the Memorandum of Understanding resulted in a non-binding “Terms and Conditions” agreement for the setting up of the JV and the parties focused their efforts on entering into a definitive joint venture agreement between the Chinese company and Groen Brothers Aviation International, LLC (“Groen LLC”), a wholly owned subsidiary formed to participate in the joint venture.

Groen LLC and Guangzhou Suntrans Aviation Science and Technology Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Suntrans”), entered into a Cooperative Joint Venture Contract (the “Agreement”) dated as of November 14, 2010 that provides for the establishment of Foshan Suntrans-Groen Aviation Co., Ltd. (the “Joint Venture”).  Although the Agreement is dated November 14, 2010 the Registrant first received a fully signed copy of the Agreement on or about December 12, 2010.  As discussed below, the Agreement will not become effective until a number of significant conditions have been satisfied and no assurances can be given that such conditions will be satisfied or that the Joint Venture will become effective.

The Agreement provides that it will only come into force upon approval by the Chinese Examination and Approval Authority (“CEAA”) in accordance with applicable law.  If such approval is not granted, the Agreement shall be null and void.  If the CEAA suggests changes to the Agreement, the parties shall consult with one another and may agree to accept or reject such suggestions.  If the parties decide to reject the suggestions or do not agree to the suggestions within 15 days, the Joint Venture Agreement shall be null and void.  Following approval by the CEAA, the Parties shall seek any other required approvals for the establishment of the Joint Venture and the issuance of a business license for the Joint Venture.  The date the business license is issued is referred to in the Agreement as the “Date of Establishment.”  If the Business License is not issued within 180 days of the date of signature of the Agreement, the parties shall jointly consult to determine whether to continue with the formation of the Joint Venture and, if after a period of 30 days the parties cannot agree upon a common action to be taken, then either party shall have the option to deem the Agreement void and of no effect by giving written notice to the other party.  The Agreement provides that the parties will make all reasonable efforts to ensure the required documents are submitted to the CEAA within 30 days of the date of signature of the Agreement.
The Agreement generally provides for the establishment of a cooperative joint venture between Suntrans and Groen LLC to assemble, manufacture, sell and provide related services for the Registrant’s SparrowHawk Gyroplane Program, including the most advanced version of the SparrowHawk aircraft developed to date, the SparrowHawk III.  For purposes of describing the limitations of the technology to be contributed to the Joint Venture by Groen LLC and the limitations of the aircraft to be developed and produced by the Joint Venture, the SparrowHawk and its potential derivate designs are limited to a maximum of two seats inclusive of the pilot’s seat and a maximum gross weight of 680kg (1,500 lbs.).  The SparrowHawk program will also include the transfer to the Joint Venture of the Registrant’s rotor blade design that is currently flying on the Hawk 4 Gyroplane, which transfer is specifically limited to the SparrowHawk Gyroplane aircraft and the Registrant specifically reserved all rights to design, manufacture and sell rotor blades using the Hawk 4 Gyroplane rotor blade technology for aircraft other than the SparrowHawk program.

The Joint Venture will be a limited liability company formed under the laws of the PRC with an initial term of 30 years and the legal address of the Joint Venture will be determined by the board of directors.  The Joint Venture may establish branches and subsidiaries in the People’s Republic of China (“PRC”) subject to approval from the appropriate Chinese regulatory authorities.

The total amount of registered capital of the Joint Venture will be Chinese Renminbi (“RMB”) 100 Million.  Suntrans will contribute RMB 75 million to the Joint Venture in cash with at least 15% of such amount being contributed within three months following the Date of Establishment and the balance being contributed over a period of not to exceed two years as determined by the unanimous vote of the Joint Venture’s board of directors; provided, that such capital contributions shall be in advance of and in greater amounts than the needs of the Joint Venture as determined by the unanimous vote of the board of directors.  Groen LLC will transfer assets to the Joint Venture with an agreed value of RMB 25 million consisting of title to the entirety of the SparrowHawk Gyroplane program including manufacturing, technology, sales and marketing and research and development information including analytical data, testing data, records, documents, drawings, engineering, materials, hardware, parts, tooling and other items and the Hawk 4 rotor blade design discussed above.  Notwithstanding the foregoing, Groen LLC shall not transfer any technology to the Joint Venture that would violate the U.S. International Traffic in Arms Regulations.  Groen LLC will transfer such technology pursuant to the terms of a Technology Transfer Agreement that will be entered into within ten days following the Date of Establishment.

Subject to the Chinese Cooperative Joint Venture Law and Joint Venture Rule and other applicable PRC laws and regulations, on the Date of Establishment, the Joint Venture shall form a board of directors consisting of five directors: three to be appointed by Suntrans and two to be appointed by Groen LLC.  A director appointed by Suntrans shall serve as the Chairman of the Board and a director appointed by Groen LLC shall serve as the Vice Chairman of the Board.  Each director shall be appointed for a term of three years.  Suntrans shall also appoint one supervisor for a term of three years.

The Agreement also contains provisions with respect to governance of the Joint Venture, warranties and representations by each of the parties, the accounting systems and fiscal year, confidentiality, termination and dissolution, liquidation, defaults, remedies and other items.  The Agreement generally provides that in the event the Joint Venture is liquidated, after the sale of the Joint Venture assets, the proceeds from any liquidated properties shall be paid to Suntrans and Groen LLC shall repossess the rights of the SparrowHawk Program under the Technology Transfer Agreement.

The foregoing is a summary of certain material provisions of the Agreement and does not purport to be complete.  The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is being filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit
10.1	Cooperative Joint Venture Contract between Groen Brothers Aviation International, LLC and Guangzhou Suntrans Aviation Science & Technology Co., Ltd. dated November 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROEN BROTHERS AVIATION, INC.
Date: January 13, 2011
By: /s/ David Groen
Name: David Groen
Title: President